UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: December 21, 2009
(Date of earliest event reported)
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28925 Fountain Parkway, Solon, Ohio	44139

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (440) 519-8700
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On December 21, 2009, Agilysys, Inc. issued a press release announcing that it agreed with MAK Capital to reschedule the previously scheduled January 5, 2010 special meeting of shareholders for the purpose of considering and voting on whether to authorize MAK Capital, its largest shareholder, to increase its ownership to 20% or more, but less than one-third, of the outstanding common shares of Agilysys. The new meeting date is yet to be determined. Agilysys will set a new record date for shareholders eligible to vote at the meeting. The new date for the special meeting and new record date will be announced as soon as practicable.
A copy of the related press release is attached hereto as Exhibit 99.1, and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1	Press release issued by the Company dated December 21, 2009.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Kathleen A. Weigand
Kathleen A. Weigand
General Counsel and Senior Vice President, Human Resources

Date: December 21, 2009

Exhibit Index

Exhibit Number	Description

99.1	Press release issued by the Company dated December 21, 2009.